As filed with the Securities and Exchange Commission on May 9, 1997
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                          FLORIDA ROCK INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                               Florida 59-0573002
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                155 East 21st Street, Jacksonville, Florida 32206
               (Address of principal executive offices) (Zip Code)
       Registrant's telephone number, including area code: (904) 355-1781

              FLORIDA ROCK INDUSTRIES, INC. 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                               Ruggles B. Carlson
                     Vice President - Finance and Treasurer
                          Florida Rock Industries, Inc.
                              155 East 21st Street
                           Jacksonville, Florida 32206
                                 (904) 355-1781
            (Name, address and telephone number of agent for service)
                                -----------------
                                   Copies to:
                                  Lewis S. Lee
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                               50 N. Laura Street
                                   Suite 2800
                           Jacksonville, Florida 32202
                                -----------------
                         CALCULATION OF REGISTRATION FEE

                                               Proposed              Proposed           Amount of
Title of Securities       Amount to        Maximum Offering     Maximum Aggregate      Registration
 to be Registered       be Registered1     Price Per Share2     Offering Price2            Fee
--------------------  ------------------  ------------------- ---------------------  ----------------
  Common Stock,
 $0.10 par value            500,000            $32.0625            $16,031,250            $4,858

--------------------  ------------------  ------------------- ---------------------  ----------------

1 Plus such indeterminate number of additional shares as may become available for sale pursuant to the anti-dilution provisions of such Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests in the employee benefit plan described herein.

2 Pursuant to Rule 457(h) the fee has been calculated on the basis of the price of the common stock on May 2, 1997.


     The exhibit index is located on page 9 pursuant to the sequential numbering system.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act of 1933") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents heretofore filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934") (Commission File Number 1-7159).

         (a)      The  Registrant's  Annual  Report on Form 10-K for the  fiscal
                  year  ended   September   30,  1996,   which sets  forth  the
                  Registrant's audited consolidated financial statements and schedules for such fiscal year.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996 and March 31, 1997.

         (c)      Description of the Registrant's  Common Stock as set forth in:
                  Articles VII and XIII of the Registrant's Restated Articles of Incorporation, previously filed as an exhibit to Form 10-Q for the quarter ended December 31, 1986; (ii) Article III of the Registrant's Restated Articles of Incorporation, previously filed as an exhibit to Form 10-K for the year ended September 30, 1993; and (iii) Articles XIV and XV of the Registrant's Restated Articles of Incorporation, previously filed as an appendix to the Registrant's proxy statement dated December 15, 1994.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.     Description of Securities.

            Not applicable.


Item 5.     Interests of Named Experts and Counsel.

            Not applicable.


Item 6.     Indemnification of Directors and Officers.

     Under the provisions of Section 607.0850, Florida Statutes, the Registrant is empowered generally to indemnify any officer or director against liability incurred in connection with any proceeding if such officer or director acted in good faith and in a manner such officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The   Registrant's   Restated   Articles  of   Incorporation provide  for
indemnification of its officers and directors, in their capacity as such, in accordance with the laws of the State of Florida.

     Article XI of the Registrant's Articles of Incorporation provides as follows:

         A. The corporation shall indemnify and hold harmless each person, his heirs, executors and administrators, who shall serve at any time as a director or officer of the corporation or, at its request, of any other corporation, partnership, joint venture, trust, or other enterprise, from and against any and all claims and liabilities to which such person shall have become subject by reason of his being or having heretofore or hereafter been a director or officer of the corporation, or of any other such corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been heretofore or hereafter taken or omitted by such person as such director or officer, such indemnification to be in accordance with the laws of the State of Florida as now in existence or as hereafter amended.

         B. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the
         corporation   as  a  director   or  officer  of  another  corporation,
         partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

         C. The corporation, its directors, officers, employees and agent shall be fully protected in taking any action or making any payment under this Article XI or refusing to do so, in reliance upon the advice of counsel.


         D. If any part of this Article XI shall be found in any proceeding to be invalid or ineffective, the remaining provisions shall not be affected.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, may be permitted by the foregoing, or otherwise, the
Registrant   understands   that  in  the   opinion   of  the  Commission   such
indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

     The Registrant maintains officers' and directors' indemnity insurance covering claims made against an officer or director for reason of actual or asserted wrongful act (meaning any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted).

Item 7.     Exemption from Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

     Exhibits required to be filed with the Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that have heretofore been filed with the Commission and that are designated by reference to their exhibit number in prior filings are hereby incorporated herein by reference and made a part hereof.

Item 9.     Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)  To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the latest annual report to shareholders that is incorporated in the prospectus and finished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provision or arrangement for such indemnification, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 7th day of May, 1997.

                                FLORIDA ROCK INDUSTRIES, INC.
                                         (Registrant)


                                By: /s/ John D. Baker, II
                        	    ----------------------------
                                     John D. Baker, II,
                                     President and Chief Executive Officer
                                     (Principal Executive Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of May, 1997.



Signature                   Title                    Signature                  Title


/s/ Edward L. Baker                                 /s/ Luke E. Fichthorn,III
---------------------                               ----------------------
Edward L. Baker             Director                 Luke E. Fichthorn, III     Director


/s/ John D. Baker, II                        	    /s/ Frank M. Hubbard
---------------------                               ----------------------
John D. Baker, II           Director, President      Frank M. Hubbard           Director
                   	    and Chief Executive
                            Officer (Principle
                            Executive Officer)


/s/ Thompson S. Baker, II                           /s/ Francis X. Knott
---------------------                               ----------------------
Thompson S. Baker, II       Director                 Francis X. Knott           Director


/s/ Ruggles B. Carlson                              /s/ Radford D. Lovett
---------------------                               ----------------------
Ruggles B. Carlson          Vice President -         Radford D. Lovett          Director
                   	    Finance and
                            Treasuer (Principle
                            Financial and
                            Accounting Officer)


                                   		    /s/ W. Thomas Rice
---------------------                               ----------------------
A.R. Carpenter              Director                 W. Thomas Rice      	Director


/s/ Charles H. Denny, III                           /s/ C.J. Shepherdson
---------------------                               ----------------------
Charles H. Denny, III       Director                 C.J. Shepherdson           Director


/s/ Albert D. Ernest, Jr.
---------------------
Albert D. Ernest, Jr.       Director


     Pursuant to the requirements of the Securities Act of 1933, the 1996 Stock Option Plan Committee, which is the Florida Rock Industries, Inc. Compensation Committee, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on May 8, 1997.


                    The Florida Rock Industries, Inc.
                    1996 Stock Option Plan


                    By: /s/ Ruggles B. Carlson
                        ---------------------------------------
                    Name:  Ruggles B. Carlson
                    Title: Vice President - Finance & Treasurer

                                  EXHIBIT INDEX

								Sequentially
								  Numbered
								   Pages


4.1(a) Restated Articles of Incorporation (incorporated by reference to Exhibit 3(a) to Registrant's Form 10-Q for the quarter ended December 31, 1986).

4.1(b)     Amendment to Restated Articles of Incorporation
           (incorporated by reference to appendix to Registrant's Proxy Statement dated December 15, 1994).

4.1(c)     Amendment to Restated  Articles of Incorporation
           (incorporated by reference to appendix to Registrant's
           Proxy Statement dated December 15, 1994).

4.2        Restated Bylaws (incorporated by reference to Exhibit
           3(ii)(a) to Registrant's Form 10-K for the year ended
           September 30, 1993).

4.3 Amendment to Restated Bylaws (incorporated by reference to Exhibit 3(ii)(b) to Registrant's Form 10-K for the year ended September 30, 1994).

4.4        Florida Rock Industries, Inc. 1996  Stock Option  Plan
           (incorporated by reference to appendix to Registrant's
           Proxy Statement dated December 18, 1995).

5          Opinion of Counsel

21 Subsidiaries of the Registrant (incorporated by reference to Exhibit (21) to Registrant's Form 10-K for the year ended September 30, 1993).

23.1       Consent of Deloitte & Touche, L.L.P.

23.2       Consent of Counsel (included in Exhibit 5).